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                                          PRODUCTION OPERATORS CORP AND CONSOLIDATED SUBSIDIARY
                                           COMPUTATION OF NET INCOME PER SHARE OF COMMON STOCK
                                               FOR THE FIVE YEARS ENDED SEPTEMBER 30, 1995




                                                                         Year Ended September 30,
                                                                    1991                               1992
                                                        ---------------------------        ---------------------------
                                                                            Fully                               Fully
                                                           Primary         Diluted           Primary           Diluted
Weighted average common shares
  outstanding during year                                  7,085,000       7,085,000         8,997,000         8,997,000
Shares of common stock assumed
  issued upon exercise of options
  using the "treasury stock method"-
   (a) Average market price during year                      243,000              --           263,000                --
   (b) Market price at end of year                                --         268,000                --           264,000

Shares of common stock outstanding assuming
  conversion of 9.25% convertible debentures                      --       1,152,000                --           337,000

Adjusted weighted average shares of
  common stock outstanding during year                     7,328,000       8,505,000         9,260,000         9,598,000

Income from continuing operations                        $ 5,571,000     $ 5,571,000       $10,671,000       $10,671,000
Reduction in interest expense, net of tax
 effect, from assumed conversion of
 9.25% convertible debentures                                     --       1,297,000                --           386,000
Adjusted income from continuing operations                 5,571,000       6,868,000        10,671,000        11,057,000
Income (loss) from discontinued operations                 1,697,000       1,697,000         2,010,000         2,010,000
Cumulative effect of change in accounting
 principle (SFAS No. 109)                                         --              --                --                --

Adjusted net income                                      $ 7,268,000     $ 8,565,000       $12,681,000       $13,067,000

Per share data:
  Primary and fully diluted:
    Income from continuing operations                        $ .76           $ .76             $1.15             $1.15
    Income (loss) from discontinued
      operations                                               .23             .23               .22               .22
    Cumulative effect of change in accounting
      principle (SFAS No. 109)                                  --              --                --                --
    Total                                                    $ .99           $ .99(A)          $1.37             $1.37(A)


                                                                                    Year Ended September 30,
                                                                    1993                               1994
                                                                             Fully                             Fully
                                                          Primary           Diluted           Primary         Diluted

Weighted average common shares
 outstanding during year                                10,024,000        10,024,000        10,069,000      10,069,000

Shares of common stock assumed
  issued upon exercise of options
  using the "treasury stock method"-
   (a) Average market price during year                    139,000                --           111,000              --
   (b) Market price at end of year                              --           151,000                --         109,000

Shares of common stock outstanding assuming
  conversion of 9.25% convertible debentures                    --                                  --              --

Adjusted weighted average shares of
  common stock outstanding during year                  10,163,000        10,175,000        10,180,000      10,178,000

Income from continuing operations                      $ 8,677,000       $ 8,677,000       $10,992,000     $10,992,000
Reduction in interest expense, net of tax
  effect, from assumed conversion of
  9.25% convertible debentures                                  --                --                --              --
Adjusted income from continuing operations               8,677,000         8,677,000        10,992,000      10,992,000
Income (loss) from discontinued operations               2,796,000         2,796,000         1,005,000       1,005,000
Cumulative effect of change in accounting
  principle (SFAS No. 109)                                      --                --           200,000         200,000

Adjusted net income                                    $11,473,000       $11,473,000       $12,197,000     $12,197,000

Per share data:
  Primary and fully diluted:
    Income from continuing operations                        $ .85             $ .85             $1.08           $1.08
    Income (loss) from discontinued
      operations                                               .28               .28               .10             .10
    Cumulative effect of change in accounting
      principle (SFAS No. 109)                                  --                --               .02             .02
    Total                                                    $1.13             $1.13             $1.20           $1.20



                                                       Year Ended September 30,
                                                                   1995
                                                                             Fully
                                                          Primary           Diluted

Weighted average common shares
  outstanding during year                               10,097,000        10,097,000

Shares of common stock assumed
  issued upon exercise of options
  using the "treasury stock method"-
   (a) Average market price during year                    106,000                --
   (b) Market price at end of year                              --           139,000

Shares of common stock outstanding assuming
  conversion of 9.25% convertible debentures                    --                --

Adjusted weighted average shares of
  common stock outstanding during year                  10,203,000        10,236,000

Income from continuing operations                      $13,977,000       $13,977,000
Reduction in interest expense, net of tax
  effect, from assumed conversion of
  9.25% convertible debentures                                  --                --
Adjusted income from continuing operations              13,977,000        13,977,000
Income (loss) from discontinued operations              (7,151,000)       (7,151,000)
Cumulative effect of change in accounting
  principle (SFAS No. 109)                                      --                --

Adjusted net income                                    $ 6,826,000       $ 6,826,000

Per share data:
  Primary and fully diluted:
    Income from continuing operations                        $1.37             $1.37
    Income (loss) from discontinued
      operations                                              (.70)             (.70)
    Cumulative effect of change in accounting
      principle (SFAS No. 109)                                  --                --
    Total                                                    $ .67             $ .67


NOTES:
(A)  Conversion  of the debentures would  have an anti-dilutive effect, therefore,  primary share data is repeated.

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